As filed with the Securities and Exchange Commission on
                    January 28, 2005, Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 Cox Radio, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                    58-2112281
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

    6205 Peachtree Dunwoody Road
         Atlanta, Georgia                                  30328
(Address of Principal Executive Offices)                 (Zip Code)


                                 COX RADIO, INC.
                        2004 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000

                         CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ------------------------ --------------------- -----------------------
   Title Of Security         Amount Being          Proposed Maximum         Proposed Maximum          Amount Of
   Being Registered           Registered          Offering Price Per       Aggregate Offering    Registration Fee
                                                        Share                    Price
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
  Class A Common Stock,       600,000                 $15.86(2)             $9,516,000              $1,120.03(3)
   $0.33 Par Value(1)
------------------------ --------------------- ------------------------ --------------------- -----------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, (the "Securities Act" ), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the 2001 Employee Stock Purchase Plan, and an indeterminate number of additional shares which may be offered and issued in accordance with the plan terms to prevent dilution from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.
(3) Of the total remaining filing fee of $3,054.32 attributable to 539,134 shares of the registrant's Class A common stock registered in connection with its 2001 Employee Stock Purchase Plan, Registration File
     No. 333-76176, filed January 2, 2002 (the "2001 ESPP Registration"), the registrant is carrying forward and applying $1,120.03 of the 2001 ESPP Registration filing fee to this registration statement, pursuant to Rule 457(p) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in the instructions to
Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Cox Radio, Inc. (the "Registrant") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 1, 2004;

    (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report;

    (3) The description of the Registrant's Class A Common Stock contained in the Registrant's most recent Exchange Act registration statement on Form 8-A, including any amendment thereto or report filed for the purpose of updating such description; and

    (4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain attorneys of Dow, Lohnes & Albertson, PLLC own shares of the Registrant's Class A common stock totaling less than one percent of the outstanding shares of the Registrant's Class A common stock.

Item 6.  Indemnification of Officers and Directors

         Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation, as amended, limits the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         In addition, the Registrant's Certificate of Incorporation, as amended, provides that the Registrant shall indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, or employees, provided that the Registrant shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         Exhibit Number        Description of Exhibit
         4.1                   Cox Radio, Inc. 2004 Employee Stock Purchase Plan
                               (incorporated by reference to Appendix B of the Registrant's Proxy Statement, filed on April 5,
                               2004 (Commission File No. 001-12187))
         5.1                   Opinion of Dow, Lohnes & Albertson, PLLC
         23.1                  Consent of Deloitte & Touche LLP
         23.2                  Consent of Dow, Lohnes & Albertson (contained in
                               their opinion in Exhibit 5.1)

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 7th day of December, 2004.

                                          COX RADIO, INC.

                                          By:/s/Robert F. Neil
                                             ----------------------------
                                                Robert F. Neil
                                                President and
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated:

         Signature                          Capacity                         Date


/s/James C. Kennedy                 Chairman of the Board               December 7, 2004
------------------------            of Directors
   James C. Kennedy

/s/Robert F. Neil                   President and Chief Executive       December 7, 2004
------------------------            Officer, and Director
   Robert F. Neil                   (Principal Executive Officer)

/s/Neil O. Johnston                 Vice President and Chief            December 7, 2004
------------------------            Financial Officer (Principal
   Neil O. Johnston                 Financial And Accounting Officer)

/s/Juanita P. Baranco               Director                            December 7, 2004
------------------------
   Juanita P. Baranco

/s/G. Dennis Berry                  Director                            December 7, 2004
------------------------
   G. Dennis Berry

/s/Richard A. Ferguson              Director                            December 7, 2004
------------------------
   Richard A. Ferguson

/s/Marc W. Morgan                   Director                            December 7, 2004
------------------------
   Marc W. Morgan

/s/Nicholas D. Trigony              Director                            December 7, 2004
------------------------
   Nicholas D. Trigony

Pursuant to the requirements of the Securities Act, the Management Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 7th day of December, 2004.

                                        Cox Radio, Inc.
                                        2004 Employee Stock Purchase Plan



                                        By:/s/Marybeth H. Leamer
                                          -------------------------------
                                              Marybeth H. Leamer
                                              Management Committee Member

                                                                       Exhibit 5
                         [Firm Letterhead Appears Here]

                                                                January 28, 2005


Cox Radio, Inc.
6205 Peachtree Dunwoody Road
Atlanta, Georgia 30328

         Re:  Registration Statement on Form S-8

Gentlemen:

         We have acted as special counsel for Cox Radio, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 600,000 shares (the "Shares") of Cox's Class A Common Stock, $0.33 par value per share, being registered for issuance by Cox pursuant to the Cox Radio, Inc. 2004 Employee Stock Purchase Plan (the "Plan") and an indeterminate number of interests in the Plan (the "Interests") that may be acquired thereunder.

         In preparing this opinion we have reviewed (i) the Registration Statement, (ii) Cox's Amended Certificate of Incorporation and Bylaws, (iii) the Plan, and (iv) certain records of Cox's corporate proceedings as reflected in its minute and stock books.

         With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware and federal law of the United States of America, insofar as such laws apply (collectively "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Plan.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that (i) the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable; and (ii) the Interests conferred under the Plan to employees participating in the Plan, to the extent and upon the terms and conditions described therein are enforceable obligations of Cox under Applicable Law, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally and general equitable principles.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                            Very truly yours,

                                            DOW, LOHNES & ALBERTSON, PLLC


                                            By:/s/Richard P. McHugh
                                               ----------------------------
                                                  Richard P. McHugh, Member

                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Cox Radio, Inc. on Form S-8 of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption, effective January 1, 2002, of Statement of Financial Accounting Standards ("SFAS") No. 142 and, effective January 1, 2001, of SFAS No. 133, as amended) appearing in the Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 2003.


/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Atlanta, Georgia
January 28, 2005